**Loan Forgiveness Agreement**

Dated as of April 13, 2021

This Loan Forgiveness Agreement (this "Agreement"), dated as of the date first set forth above (the "Effective Date"), is entered into by and between (i) Healthcare Solutions Management Group, Inc., a Delaware corporation and successor in interest to Verity Delaware Inc., a Delaware corporation which was previously a Nevada corporation named Verity Corp. (the "Company"), and (ii) Healthcare Solutions Holdings, Inc., a Delaware corporation ("HSH"). The Company and HSH may each be referred to herein individually as a "Party" and collectively as the "Parties."

WHEREAS, HSH has previously loaned to the Company $65,000, which, as of December 31, 2020 had accrued interest in the amount of $18,511 (together with such additional interest to the Effective Date, the "Loan"), as evidenced by the Receiver Certificate attached hereto as Exhibit A, and the promissory note as attached thereto as Exhibit "1" (the "Promissory Note"); and

WHEREAS, the Company and HSH desire to cancel and terminate the Loan, which shall be considered paid in full, and cancel and terminate the Promissory Note, which shall be deemed satisfied in full;

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1. Termination of Loan and Promissory Note. The Parties agree that, as of the Effective Date, any and all amounts remaining owed in connection with the Promissory Note are hereby forgiven and the Loan is deemed paid in full.

2. Representations and Warranties. Each Party (the "Representing Party") represents and warrants to the other as follows.

(a) Organization and Standing. The Representing Party is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite power and authority to own its properties and conduct its business as it is now being conducted.

(b) Due Authority; No Violation. The Representing Party has all requisite rights and authority or the capacity to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Representing Party, and no other proceedings on the part of the Representing Party are necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby on the part of the Representing Party.

(c) Enforceability. This Agreement has been duly executed and delivered by the Representing Party and, assuming that this Agreement constitutes the legal, valid and binding obligation of the other Party, constitutes the legal, valid, and binding obligation of the Representing Party, enforceable against the Representing Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy,

insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally.

3. Miscellaneous.

(a) Further Assurances. From time to time, whether at or following the Effective Date, each Party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

(b) Choice of Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(c) No Third-Party Beneficiaries. Nothing in this Agreement shall confer any rights, remedies or claims upon any Person or entity not a party or a permitted assignee of a party to this Agreement.

(d) Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) any other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

(e) Entire Agreement. This Agreement represents the entire understanding and agreement between the Parties regarding the subject matter hereof and supersedes all prior agreements, representations, warranties, and negotiations between the Parties. This Agreement may be amended, supplemented, or changed only by an agreement in writing that makes specific reference to this Agreement or the agreement delivered pursuant to it, and must be signed by all of the Parties. This Agreement may not be amended by email or other electronic communications.

(f) Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties to this Agreement.

(g) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

*[Remainder of page intentionally left blank – Signature pages follow]*

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.

Healthcare Solutions Holdings, Inc.

By: ______________________________
Name: Justin Smith
Title: Chief Executive Officer

Healthcare Solutions Management Group, Inc.,

By: ______________________________
Name: Robert Stevens
Court Appointed Receiver, acting under judicial order on behalf of the Directors of the Corporation

Exhibit A

Receiver Certificate ad Promissory Note

(Attached)

Electronically Filed
2/21/2018 1:26 PM
Steven D. Grierson
CLERK OF THE COURT

RRPT
Peter Dubowsky, Esq.
Nevada Bar No. 4972
Amanda C. Vogler, Esq.
Nevada Bar No. 13609
DUBOWSKY LAW OFFICE, CHTD.
300 South Fourth Street
Suite 1020
Las Vegas, Nevada 89101
(702) 360-3500
Fax (702) 360-3515
Attorney for Receiver

**DISTRICT COURT**

**CLARK COUNTY, NEVADA**

| | |
|---|---|
| SOMERSET CAPITAL, LTD.<br><br>Plaintiff,<br><br>vs.<br><br>VERITY CORP. aka VERITY CORPORATION fka AQUALIV TECHNOLOGIES, INC. and INFRARED SYSTEMS INTERNATIONAL, a Nevada corporation; and DOES I-X and ROE CORPORATIONS I-X, inclusive<br><br>Defendants | Case No.: A-16-733815-B<br><br>Dept No.: XXV<br><br>**RECEIVER'S CERTIFICATE NO. 1 ($65,000);** |

1. FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, Robert Stevens (the "Receiver"), solely in his capacity as the Court Appointed Receiver for Verity Corp. ("Verity" or "Company") issues this Receiver Certificate No. 1 (one) of indebtedness ("Certificate") in the sum total of $65,000 (Sixty Five Thousand US Dollars) to Healthcare Solutions Holdings, Inc., and their successors and assigns ("Investors") based on the February 21, 2018 executed Promissory Note attached as Exhibit 1.

2. The purpose of this Certificate is to provide funds for working capital, settlement of debt obligations, professional fees including but not limited to Receiver fees, attorney's fees and

costs, auditor/accountants fees, transfer agent fees, expert fees and consulting fees, FINRA costs and fees for Corporate Action(s), DTC filing and legal fees, travel, Secretary of State fees of all kinds, and any other reasonable, desirable, required or standard expenses revolving around the maintenance of the Company which is necessary for the protection of its assets, and to fund the completion of a reorganization, with the resulting, surviving entity to be Healthcare Solutions Holdings, Inc., a Delaware Corporation with a structure fashioned utilizing Delaware Corporate Code Section 251(g).

3. This Certificate, No. 1 (one), is issued under the authority of the Clark County District Court in and for the county of Clark, State of Nevada, pursuant to the Motion and Order, which authorized the Receiver to recur expenses reasonably necessary to preserve and protect the assets of Verity and the issuance of Receiver Certificates in any increments if the Receiver does not have sufficient funds to pay receivership expenses from the Company.

4. This Certificate shall be deemed to be a lean of first priority which shall be repaid prior to all other encumbrances and claims, including but not limited to deeds of trust or mechanics liens, other than the cost of administration of the Receivership Action. The holder of these Certificates is authorized to record a copy of this Certificate with the County Recorder of Clark County, Nevada, or other such county in which the receivership holds any interest in real property, but the failure to so record this Certificate shall not affect the priority of the lien for the obligations owed hereunder. This investor holding Receiver Certificates is equal in priority to their Note holdings.

5. These Certificates are subject to redemption by the Receiver, or any successor Receiver, at any time before maturity by payment to the Receiver Certificate/Note Holder of the principal and interest (annually of ten (10%) percent) then owing under this Certificate, providing that there are sufficient funds in the Receivership Action with which to make such a payment. Upon payment in full of this Certificate, the holder of this Certificate shall immediately return the original, or a copy of the original if the original is not available, of the Certificate to the Receiver,

marked "PAID IN FULL" and record a satisfaction of the obligations evidenced by said certificate in any county where the Certificate has previously been recorded. Upon successful reorganization and merger of Portland Development Corp these Certificates shall be deemed paid in full.

6. The Certificates will be effective when signed by the Receiver and the funds to be advanced are received by the Receiver.

7. This Receivers Certificate No. 1 (one), are a debt of the Receivership, and the Receiver (and his successors as Receiver) shall have no personal liability with respect to any of the obligations referred to herein.

Dated: February 21, 2018

"Receiver"

By: /s/ Robert L. Stevens
Robert L. Stevens
387 Corona Street, Suite 555
Denver, CO 80218
Telephone No.: (720) 442-7000
Email: robert@somerset.vc

*Receiver for Verity Corp. Inc., fka Planet Resources Corp.*

DUBOWSKY LAW OFFICE, CHTD.

By: /s/ Amanda C. Vogler
Peter Dubowsky, Esq.
Nevada Bar No. 4972
Amanda C. Vogler, Esq.
Nevada Bar No. 13609
300 South Fourth Street, Suite 1020
Las Vegas, Nevada 89101
(702) 360-3500
Fax (702) 360-3515
Attorney for Plaintiff

Exhibit "1"

**PROMISSORY NOTE**

Amount: $65,000.00    Date: February ~~13,~~ 21 2018

Robert Stevens as Receiver for
Verity Corp., in Nevada's Eighth Judicial District
In Case #A-16-733815-B
387 Corona St., Suite 555
Denver, CO 80218

Hereinafter Maker, FOR VALUE RECEIVED, promises to pay to the order of Healthcare Solutions Holdings, Inc. at 1409 S. Lamar Street, Suite 237, Dallas, Texas 75215, or at such other place holder may designate to Maker in writing, the principal sum of $65,000.00 (Sixty Five thousand dollars), together with interest thereon from the above-listed date until paid at the rate of 10% per annum, simple interest, on the following terms:

> Secured notes for the purposes of completing a Delaware 251(g) reorganization and resultant conversion into shares upon merger with Healthcare Solutions Holdings, Inc. Issued as "Receiver Certificates" as priority, secured lien and ordered by the Court In #A-16-733815-B

All or any part of the aforesaid principal sum may be prepaid at any time and from time to time without penalty.

Robert Stevens, Receiver acting under
Its Statutory Authority in
#A-16-733815-B

State of Colorado

County of Arapahoe

BEFORE ME, the undersigned authority, on this day personally appeared Robert Stevens, as Receiver for Verity Corp., (A Nevada Corporation), known to me to be the person whose name is subscribed to the foregoing document, who on oath stated to me that he/she executed the same for the purposes and consideration therein expressed, and acknowledged the same to be his/her free act and deed.

SUBSCRIBED AND SWORN TO BEFORE ME this the 21 day of February, 2018.

Connie S Rossignol
Notary Public in and for the
State of Colorado

My Commission Expires:

CONNIE S. ROSSIGNOL
NOTARY PUBLIC
STATE OF COLORADO
NOTARY ID 19904013654
MY COMMISSION EXPIRES SEPTEMBER 27, 2018